Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of FirstService Corporation of our report dated February 20, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as Exhibit 2 of FirstService Corporation’s Annual Report on Form 40-F for the year ended December 31, 2019.

We also consent to the reference to us under the heading “Auditors, transfer agent and registrar” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

August 7, 2020